Exhibit 15.1

Consent of Independent Auditor

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-143183 and 333-171009) of MFC Industrial Ltd. of our report dated March 31, 2015 relating to the financial statements and effectiveness of internal control over financial reporting of MFC Industrial Ltd., which appears in MFC Industrial Ltd’s Annual Report on Form 20-F.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants
 Vancouver, British Columbia
March 31, 2015